Exhibit 99.4

Subject: Important News about Chuy’s

Distribution Date and Time: July 17, 3:15pm CT

A Message From Steve Hislop

Dear Chuy’s Employees,

I have some significant and exciting news. We have just announced that Chuy’s has entered into an agreement to be acquired by Darden Restaurants, the owner of Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar’s Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s and Bahama Breeze. Darden owns and operates more than 2,000 restaurants across nine brands and employs more than 190,000 team members.

Being part of Darden opens the door to accelerated growth, expanding Chuy’s footprint well beyond our current 101 locations. They will provide Chuy’s with the enhanced scale, strategic resources, and operational expertise needed to further enhance our offerings and customer experience.

Darden will also provide Chuy’s with best-in-class support, combining Chuy’s unique Tex-Mex offerings and vibrant atmosphere with industry-leading practices and resources allowing us to elevate every aspect of the customer experience. As part of Darden, Chuy’s will have the means to double down on our operations focus along with ongoing menu innovation through CKOs, all while preserving the quirky, local flavor that our customers love.

This is about amplifying what makes us special, ensuring that each customer continues to enjoy the unique Chuy’s experience they’ve come to expect. We are firmly committed to preserving Chuy’s unique culture and identity.

While our high growth potential initially attracted Darden to our brand, this announcement recognizes the core strengths that make Chuy’s unique in the market. Chuy’s fills a Tex-Mex cuisine gap in Darden’s portfolio, tapping into the growing popularity of Mexican food in the U.S. Chuy’s commitment to generous portions and competitive pricing resonates with Darden’s focus on delivering exceptional value in casual dining.

Joining the Darden family also provides many benefits for our employees, including greater opportunities for career development within a larger organization.

It is important to note that while this news was announced today, it will go through a customary closing process and will not close immediately. There will be a transition period and as a result, we remind our employees to refrain from making any comments on this news externally – including to investors and members of the press. If you do receive any questions from external parties, we ask that you please direct them to Jon Howie (jhowie@chuys.com), who will advise on how to respond, if at all.

The future is bright for Chuy’s, and as we grow, our commitment to our customers and to our unique culture remains unwavering. Our strong culture is the backbone of Chuy’s. As we say, “If you’ve seen one Chuy’s, you’ve seen one Chuy’s.” While this process is ongoing, we ask that you remain committed to maintaining the Chuy’s culture by focusing on running the restaurants and continuing to create great guest experiences. We thank you for your dedication. I’m eager to see what opportunities this next chapter brings.

Sincerely,

Steve Hislop

CEO, Chuy’s

A Message From Rick Cardenas

I am incredibly excited at the prospect of Chuy’s joining the Darden family. You have built a remarkable brand, one that I have long admired. Your commitment to four-walls operational excellence and high-quality menu offerings has led to strong performance and guest loyalty — you are the clear leader in your category. With each new person I meet, I grow more confident that Darden and Chuy’s are an excellent fit with shared operating philosophies and strong team member cultures.

The greatest competitive advantage that Darden offers our brands is our significant scale. The addition of Chuy’s strengthens this scale, which in turn, will allow Chuy’s to continue its growth and successes. You have built a truly differentiated brand within the industry, not to mention, differentiated from the other brands in the Darden portfolio. We are committed to preserving and strengthening that unique positioning and your “unchained” approach. The brands within Darden each benefit from the strength of Darden’s support and resources, while still executing on their own brand strategies and operations.

As team members at Darden can share, I believe in open and honest communication, which means you have my commitment that we will be transparent through this process and seek to minimize disruption to your operations. Your critical role at the restaurant will not be changing.

I want to thank Steve and his team for the strong partnership through this process. And I want to thank each of you for the incredible brand you have built. I recognize that this is a lot of information to digest, and I look forward to meeting you shortly. I will reiterate Steve’s request to focus on creating great guest experiences. This is just the beginning of more long-term opportunities – for Chuy’s team members and the Chuy’s brand – as Chuy’s continues to grow and bring authentic, made-from-scratch Tex-Mex to more communities than ever before.

Together, our best days are ahead!

Sincerely,

Rick Cardenas

CEO, Darden

Additional Information and Where to Find It

This communication is being made in connection with the transaction. In connection with the transaction, Chuy’s Holdings, Inc. (the “Company”) plans to file a proxy statement and certain other documents regarding the transaction with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders of the Company will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available to stockholders of the Company free of charge on the Company’s website at https://www.chuys.com or by written request to our Corporate Secretary at 1623 Toomey Road, Austin, TX 78704, Attn: Corporate Secretary.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024, its Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 25, 2024, its Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on June 13, 2024, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts, including, without limitation, statements relating to the transaction, including the ability to complete, the timing of completion of, and the results of, the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement and the possibility of any termination of the merger agreement and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” “continues,” or similar expressions. Such statements are based upon the current beliefs and expectations of management of the Company. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (1) the risk that the proposed transaction may not be completed in a timely manner or at all; (2) the risk of legal proceedings that may be instituted against the Company related to the merger agreement, which may result in significant costs of defense, indemnification and liability; (3) the possibility that competing acquisition proposals for the Company will be made; (4) the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (6) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (7) actual number of restaurant openings; (8) the sales at the Company’s restaurants; (9) changes in restaurant development or operating costs, such as food and labor; (10) the Company’s ability to leverage its existing management and infrastructure; (11) changes in restaurant pre-opening expense, general and administrative expenses, capital expenditures, effective tax rate, impairment, closed restaurant and other costs; (12) strength of consumer spending and (13) conditions beyond the Company’s control such as timing of holidays, weather, natural disasters, acts of war or terrorism. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company’s stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by law.